                                                                      Exhibit 11


                               HARSCO CORPORATION
            COMPUTATION OF FULLY DILUTED NET INCOME PER COMMON SHARE
                     (dollars in thousands except per share)
                           ---------------------------


                                                                            YEARS ENDED
                                        -----------------------------------------------------------------------------------
                                            1996              1995              1994              1993              1992
                                        -----------       -----------       -----------       -----------       -----------

Net income                              $   119,009       $    97,377       $    86,553       $    87,618       $    84,332
                                        ===========       ===========       ===========       ===========       ===========

Average shares of common stock
     outstanding used to compute
     primary earnings per common
     share                               49,883,062        50,492,712        50,229,748        50,073,786        51,933,510

Additional common shares to be
     issued assuming exercise of
     stock options, net of shares
     assumed reacquired                     437,906           385,604           210,776           298,816           396,440
                                        -----------       -----------       -----------       -----------       -----------

Shares used to compute dilutive
     effect of stock options             50,320,968        50,878,316        50,440,524        50,372,602        52,329,950
                                        ===========       ===========       ===========       ===========       ===========

Fully diluted net income per
     common share                       $      2.36       $      1.91       $      1.72       $      1.74       $      1.61
                                        ===========       ===========       ===========       ===========       ===========

Net income per common share             $      2.39       $      1.93       $      1.72       $      1.75       $      1.62
                                        ===========       ===========       ===========       ===========       ===========